Exhibit 10.12

EVOGENE 2013 SHARE OPTION PLAN

THE

EVOGENE LTD.

2013 SHARE OPTION PLAN

EVOGENE 2013 SHARE OPTION PLAN

This plan, as amended from time to time, shall be known as the Evogene Ltd. 2013 Share Option Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entity which the Board shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Plan.

2.	DEFINITIONS

For purposes of the Plan and related documents, including the Option Letter of Agreement, the following definitions shall apply:

2.1.	“Affiliate” means any entity controlling, controlled by or under common control with, the Company, with respect to which the Company constitutes an “employing company” within the meaning of Section 102(a).

2.2.	“Board” means the Board of Directors of the Company, or any committee thereof, which was duly authorized by the Board of Directors, to exercise any or all of the powers granted to the Board of Directors hereunder in accordance with and to the extent allowed by the provisions of the Companies Law.

2.3.	“Cause” means (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a directive of the chief executive officer, the Board or the Optionee’s direct supervisor, which involves the business of the Company or its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care to the Company; including without limitation disclosure of confidential information of the Company; (v) any intentional material breach of the terms of the Optionee’s employment agreement or other agreement with the Company and/or its Affiliates; and (vi) any conduct determined by the Board to be materially detrimental to the Company.

2.4.	“Company” means Evogene Ltd.

2.5.	“Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time.

2.6.	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

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2.7.	“Date of Grant” means, the date of grant of an Option, as determined by the Board and set forth in the Optionee’s Option Letter of Agreement.

2.8.	“Disability” shall mean the inability, due to illness, injury or mental condition to engage in any gainful occupation for which an individual is qualified by education, training or experience, and such condition continues for at least six (6) months.

2.9.	“Employee” means a person who is employed by the Company or its Affiliates, including a director or an office holder, but excluding a Controlling Shareholder.

2.10.	“Expiration Date” means the date upon which an Option shall expire, as set forth in Section 10.2 of the Plan.

2.11.	“Fair Market Value” means as of any date, the value of a Share determined as follows:

(i) If Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable;

(ii) In the event sub-section (i) does not apply, the Fair Market Value thereof shall be determined in good faith by the Board.

2.12.	“Plan” means this Evogene Ltd. 2013 Share Option Plan, as amended from time to time.

2.13.	“ITA” means the Israeli Tax Authorities.

2.14.	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.15.	“Option” means an option to purchase one Share that is granted pursuant to the Plan.

2.16.	“102 Option” means an Option granted to an Employee pursuant to Section 102(b) and held in trust by a Trustee for the benefit of the Optionee.

2.17.	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance.

2.18.	“Optionee” means a person who was issued an Option under the Plan.

2.19.	“Option Letter of Agreement” means the share option letter of agreement between the Company and an Optionee that sets out the principal terms and conditions of an Option issue under the Plan, in the form attached as Annex A hereto.

2.20.	“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended from time to time.

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2.21.	“Exercise Price” means the price-per-Share required to be paid by an Optionee in connection with the exercise of an Option.

2.22.	“Section 102” means section 102 of the Ordinance and any and all rules, regulations, orders and procedures promulgated thereunder, all as amended from time to time.

2.23.	“Share” means an Ordinary Share, NIS 0.01 par value each, of the Company.

2.24.	“Successor Company” means, in the event of a Transaction that is a merger, the surviving entity, and in the event of a Transaction that is an acquisition, the entity acquiring the Company’s issued share capital, in each case whether in a single Transaction or a series of related Transactions.

2.25.	“Transaction” means an acquisition of the Company, or a merger or reorganization of the Company with one or more other entities in which the Company is not the surviving entity.

2.26.	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a).

2.27.	“Vested Option” means any Option, which has vested according to the Vesting Dates.

2.28.	“Vesting Dates” means, as determined by the Board, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in Section 11 of the Plan.

3.	ADMINISTRATION OF THE PLAN

3.1.	The Plan will be administered by the Board. Without derogating from any other power or authority granted to the Board elsewhere under the Plan or pursuant to applicable law, the Board shall have the full authority in its sole and absolute discretion, from time to time and at any time, to determine:

(a) the identity of the Optionees;

(b) the number of Options to be granted to each Optionee;

(c) the time or times at which the same shall be granted;

(d) the Exercise Price, vesting schedule and other terms and conditions relating to the exercise of Options;

(e) the schedule and conditions on which 102 Options and/or Shares issued upon exercise of 102 Options shall be released from the Trustee; and/or

(f) any other matter that, in the Board’s sole and absolute discretion, is necessary or desirable for, or incidental to, the administration of the Plan. Without derogating from the above, in determining the number of Options to be granted to each Optionee, the

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Board may consider, among other things, the Optionee’s salary, the duration of the Optionee’s employment by the Company, and the Optionee’s contribution to the Company.

3.2.	The Board may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

3.3.	For the avoidance of doubt, the Board of Directors may delegate any and all of its powers hereunder to a committee thereof, subject to applicable law.

3.4.	Each Option granted pursuant to the Plan shall be evidenced by a written Option Letter of Agreement between the Company and the Optionee.

3.5.	The interpretation and construction by the Board of any provision of the Plan or of any Option Letter of Agreement thereunder shall be final and conclusive.

3.6.	No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

3.7.	The Board shall be entitled to grant Shares instead of Options, as it may deem desirable. The provisions of the Plan shall apply to such grant of Shares mutatis mutandis.

4.	DESIGNATION OF OPTIONEES

4.1.	The persons eligible for participation in the Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options.

4.2.	The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the Plan or any other option or share plan of the Company or any of its Affiliates.

4.3.	Anything in the Plan to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

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5.	ELECTION OF THE TAX TREATMENT FOR 102 OPTIONS GRANTED UNDER THE PLAN

5.1.	The Company hereby elects that commencing upon the first grant of 102 Options under this Plan and until otherwise elected by the Board, such election not to be effected earlier than one year following the end of the year during which the Company first grants 102 Options under the Plan, all 102 Options that shall be granted to Employees under this Plan shall be granted pursuant to the capital gain tax track, in accordance with the provisions of Section 102(b)(2), and shall be subject to the terms and conditions set forth in Section 102. Such election shall apply to all Optionees who shall be granted 102 Options during such period, all in accordance with the provisions of Section 102(g).

5.2.	The Plan shall be filed with ITA for its approval at least 30 days before the first Date of Grant of any 102 Option hereunder.

5.3.	All 102 Options shall be held in trust by a Trustee, as described in Section 6 below.

5.4.	With regards to 102 Options, the provisions of the Plan and/or the Option Letter of Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Letter of Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Letter of Agreement, shall be considered binding upon the Company and the Optionees.

6.	TRUSTEE

6.1.	All 102 Options that shall be granted under the Plan and any and all Shares allocated or issued upon exercise of such 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to a Trustee and held by the Trustee for the benefit of the Optionees until the later of (i) such period of time as required by Section 102 (the “Holding Period”), unless the ITA shall permit the release of such Options and/or Shares before the end of the Holding Period; and (ii) such date on which the Optionees shall instruct the Trustee by written request to transfer such Options and/or Shares to themselves or to a third party. In case the requirements for the capital gain tax track are not met with respect to any 102 Options, then the tax treatment of such 102 Options shall be as set forth in Section 102.

6.2.	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of 102 Options prior to the full payment of the Optionee’s tax liabilities arising from 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

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6.3.	The Trustee is released from any liability in respect of any decision and/or action with respect to the Plan, or any 102 Option or Share granted to the Trustee under the Plan, which are taken and made by the Trustee in good faith.

6.4.	With respect to any 102 Option, subject to the provisions of Section 102, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of a 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Optionee.

7.	SHARES RESERVED FOR THE PLAN AND THE RIGHTS ATTACHED THERETO; OPTIONS CONFER NO RIGHTS AS SHAREHOLDER

7.1.	The Company has reserved and shall reserve, from time to time, unissued Shares, for the purposes of the Plan, subject to adjustment as set forth in Section 9 below. Any Shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share(s) subject to such Option shall remain reserved for the purposes of the Plan and may be subjected to a different Option granted under the Plan.

7.2.	Subject to Sections 12.2 and 13.4 hereof, all Shares issued upon the exercise of Options issued under the Plan shall entitle the Optionee to all the rights attached to the Shares of the Company, including the right to receive dividends with respect thereto and to vote the same at any meeting of the shareholders of the Company and all such shares shall be subject to the provisions of the Company’s Articles of Association, as amended from time to time.

7.3.	For avoidance of any doubt, in respect of unexercised Options, the Optionees shall not be deemed for any purpose whatsoever to be shareholders of the Company and shall have no rights or privileges of shareholders of the Company, nor shall they be deemed to be a class of shareholders, or creditors, of the Company for purpose of, inter alia, the operation of Sections 341, 350, 351 of the Companies Law and the approvals of mergers thereunder and, for the avoidance of doubt and without derogating from the forgoing, Sections 184 and 185 of the Companies Law shall not apply to the Optionee in respect of unexercised Options.

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8.	EXERCISE PRICE

8.1.	The Exercise Price of each Option shall be determined by the Board in its sole and absolute discretion in accordance with applicable law, including rules or regulations promulgated by any stock exchange or national market system on which the Company’s securities are then being traded, and subject to any guidelines as may be determined by the Board from time to time. Each Option Letter of Agreement will contain the Exercise Price determined for each Option.

8.2.	In accordance with the temporary directives of the Tel Aviv Stock Exchange that were approved in May 2012, as may be amended from time to time, and as long as such directives remain in effect, anything in the Plan to the contrary notwithstanding, the per Share Exercise Price of any Option that is granted to Non-Employees, or to Employees who are Interested Parties (as such term defined in the Companies Law) in the Company, shall not be less than ten (10) Agorot.

8.3.	The Exercise Price shall be payable upon the exercise of the Option in a form satisfactory to the Board, including without limitation, by cash or check. The Board shall have the authority to postpone the date of payment on such terms as it may determine.

9.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

9.1.	In connection with any Transaction, the Board shall have full power and authority to determine that all unexercised Options then outstanding under the Plan shall be assumed or substituted by the Successor Company, for options to purchase shares of the Successor Company (or a parent or subsidiary of the Successor Company), which the Board determines, in its sole and absolute discretion, to be fair under the circumstances. In the case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Exercise Price so as to reflect such action, and all other terms and conditions of the Option Letters of Agreement shall remain unchanged, subject, however, to any further changes to the Letters of Agreement which may be made by the Board in accordance with the Plan, including pursuant to the provisions of this Section 9. Such adjustments to the Exercise Price shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

9.2.	In connection with any Transaction, the Board shall have full power and authority to determine that all unexercised Options then outstanding under the Plan will be substituted for any other type of asset or property, including cash, which the Board determines, in its sole and absolute discretion, to be fair under the circumstances.

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9.3.	In connection with any Transaction or the sale of all or substantially all of the Company’s assets, the Board shall have full power and authority to determine: (i) that the vesting of all or part of the Options outstanding and unvested at that time shall be accelerated so that any unvested Options or any portion thereof shall be vested immediately prior to the closing of the Transaction or the sale of assets, and/or (ii) that any vested (including pursuant to subsection (i) above) and unexercised Option shall be automatically exercised by way of a Net Exercise immediately prior to, and subject upon, the closing of the Transaction.

For the purpose of this Section 9.3 the term “Net Exercise” shall mean the exercise of an Option for a number of Shares that shall be computed using the following formula:

X	=	A-B

A

Where X = the number of Shares to be issued to the Optionee.

A = the Fair Market Value of one Share.

B = the Exercise Price.

No fractional Shares shall be issued in connection with a Net Exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Fair Market Value of such Shares.

9.4.	If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the Plan, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have fourteen (14) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. However, if the Company fails to notify any Option holders, it will only be liable to make provisions so that the rights of such Optionee in respect of unexercised Vested Option are not impaired or are substituted for any other type of asset or property, including cash, which is fair under the circumstances. Upon the expiration of such fourteen-days period, all remaining outstanding Options will terminate immediately.

9.5.

Subject to any required action by the shareholders of the Company, the number of outstanding Options as well as the Exercise Price of each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a split, reverse split, bonus share issuance, combination of the Shares or any other increase or decrease in the number of issued Shares effected without receipt of any consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by

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reason thereof shall be made with respect to, the number of outstanding Options and Exercise Price thereof, including without limitation, for any rights offering or dividend distribution.

9.6.	In the event of a restructuring of the Company’s capital that is not regulated elsewhere under this Section 9, then upon the consummation of such restructuring, each Optionee shall be entitled to purchase, subject to the conditions herein stated, such number of the Company’s replacement securities, as were exchangeable for, or have come instead of, the number of Shares, which such Optionee would have been entitled to purchase except for such restructuring, and appropriate adjustments shall be made to reflect such action.

10.	TERM AND EXPIRATION; EXERCISE OF OPTIONS

10.1.	Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Exercise Price at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised. In connection with an exercise of an Option or any other matter, the Company shall not be obligated to provide the Optionee with any information or documents as to the financial or business condition of the Company, or otherwise provide information as to the condition of the Company in general.

10.2.	Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Letter of Agreement and if such date is not set, then ten years from the Date of Grant thereof; and (ii) the expiration of any extended period in any of the events set forth in Section 10.5 below.

10.3.	Subject to Section 10.7 below, the Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 10.5 below, the Optionee is employed by or providing services to, as applicable, the Company or any of its Affiliates at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.4.

Subject to the provisions of Section 10.5 below, in the event of termination of Optionee’s employment or services, as applicable, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately, ipso facto, expire. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Optionee’s Option shall not vest and shall not

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become exercisable. For the purpose of this Section 10, the transfer of an Optionee from the employ or service of the Company to the employ or service of an Affiliate or between Affiliates shall not be deemed to be a termination of Optionee’s employment or services.

10.5.	Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee’s Option Letter of Agreement, an Option may be exercised after the date of termination of Optionee’s employment or service, as applicable, with the Company or any Affiliates, during an additional period of time beyond the date of such termination, but only with respect to Vested Options at the time of such termination, if:

(i) termination is without Cause, in which event any Vested Option still is in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or

(ii) termination is the result of death or Disability of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination; or

(iii) the Board shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination, but in no event beyond the expiration date of the Vested Options.

For avoidance of any doubt, if termination of employment or service, as applicable, is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

10.6.	Any form of Option Letter of Agreement authorized by the Plan may contain such other provisions as the Board may, from time to time, deem advisable.

10.7.	For as long as the Shares are traded on the Tel Aviv Stock Exchange, pursuant to the regulations of the Tel Aviv Stock Exchange, as may be amended from time to time, no Options may be exercised on the record date for distribution of bonus shares, rights offering, dividend distribution, capital consolidation, capital split or reduction of capital (each such event a “Company Event”). Additionally, in the event the X day (as such term defined in the Companies Guidebook published by the Tel Aviv Stock Exchange) of a Company Event occurs before the record date of such Company Event, no Options may be exercised on such X day.

11.	VESTING OF OPTIONS

11.1.	Subject to the provisions of the Plan, each Option shall vest following the Vesting Dates and for the number of Shares as shall be provided in the Option Letter of Agreement. However, no Option shall be exercisable after the Expiration Date.

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11.2.	Unless the Board provides otherwise, vesting of Options shall be suspended during any unpaid leave of absence, other than, in the case of any (a) leave of absence which was pre-approved by the Company for purpose of continuing the vesting of Options, or (b) transfers between locations of the Company or between the Company, any Affiliate, or any respective Successor Company thereof.

11.3.	An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Board may deem appropriate. The vesting provisions of individual Options may vary.

12.	DIVIDENDS

12.1.	With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102.

12.2.	With respect to Shares held by the Trustee on behalf of an Optionee, cash dividends or dividends in kind or assets shall be paid or distributed directly to the Optionee, after withdrawing applicable taxes. However, all share dividends and/or bonus shares and/or securities of the Company issued and/or distributed to the Optionee with respect to Shares held by the Trustee on behalf of a Optionee shall be remitted to the Trustee, which shall hold the same for the benefit of such Optionee until the Shares are released from trust pursuant to Section 6 above, and such share dividends, bonus shares or securities of the Company shall be subject to the provisions of Section 102.

13.	RESTRICTIONS ON TRANSFERABILITY AND SALE OF OPTIONS; LOCK UP

13.1.	No Option shall be assignable or transferable by the Optionee to whom it is granted other than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Optionee only by such Optionee or by such Optionee’s guardian or legal representative. The terms of the Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Optionee.

13.2.	As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

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13.3.	Transfer and sale of the Shares that are issuable upon exercise of Options is subject to the provisions of the Company’s Articles of Association as amended from time to time and applicable law, including without limitation, restrictions on resale pursuant to the provisions of the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder.

13.4.	In connection with any public offering of the Company’s securities, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period) as may be required by applicable law, including rules or regulations promulgated by any stock exchange or national market system on which the Company’s securities are being traded, and/or as may be requested by the Company or its underwriters, and the Optionees are required to comply with any such limitations and cooperate with the Company and to sign any document that may be required by the underwriters in such respect.

14.	EFFECTIVE DATE

The Plan shall be effective as of the day it was adopted by the Board.

15.	AMENDMENTS OR TERMINATION OF THE PLAN

The Board may, at any time, amend, alter, suspend or terminate the Plan. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company. Termination of the Plan shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the Plan nor the Option Letter of Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

17.	GOVERNING LAW & JURISDICTION

The Plan, the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws thereof. The competent courts in Tel-Aviv, Israel shall have sole jurisdiction in any dispute pertaining to the Plan, the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options.

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18.	TAX CONSEQUENCES

18.1.	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

18.2.	The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

19.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

20.	APPLICATION OF FUNDS

The proceeds received by the Company from pursuant to the exercise of Options granted under the Plan will be used for general corporate purposes of the Company, or as otherwise determined by the Board in its sole and absolute discretion.

21.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.